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                                                                      EX-99.B(e)

                             DISTRIBUTION AGREEMENT

                                   APPENDIX A
                                   ----------

          Funds of Wells Fargo Variable Trust Covered by This Agreement

                          -------------------------------------
                           VARIABLE TRUST FUNDS
                          -------------------------------------
                           Asset Allocation Fund
                          -------------------------------------
                           Corporate Bond Fund
                          -------------------------------------
                           Equity Income Fund
                          -------------------------------------
                           Equity Value Fund
                          -------------------------------------
                           Growth Fund
                          -------------------------------------
                           International Equity Fund
                          -------------------------------------
                           Large Company Growth Fund
                          -------------------------------------
                           Money Market Fund
                          -------------------------------------
                           Small Cap Growth Fund
                          -------------------------------------

     Each of the Funds is subject to a maximum 0.25% distribution fee.

Approved by Board of Trustees:      March 26, 1999, as amended February 6, 2001.

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